Exhibit 99.1
News Release

Contact:	Paul Adams Corporate Communications 410-245-8717 Emily Duncan Investor Relations 312-394-2345
EXELON REPORTS SECOND QUARTER 2021 RESULTS
Earnings Release Highlights
•GAAP Net Income of $0.41 per share and Adjusted (non-GAAP) Operating Earnings of $0.89 per share for the second quarter of 2021
•Reaffirming range for full year 2021 Adjusted (non-GAAP) Operating Earnings guidance of $2.60-$3.00
•Exelon utilities announced the "path to clean" goal to reduce operations-driven emissions 50% by 2030 against a 2015 baseline and achieve net-zero by 2050
•Strong utility reliability performance -- all gas utilities achieved top decile in gas odor response and every utility achieved top quartile in outage frequency and outage duration
•Generation’s nuclear fleet capacity factor was 93.7% (owned and operated units)
•Orders in Pepco Maryland's electric multi-year plan, Pepco DC's electric multi-year plan, and PECO's gas rate cases were received in June. A settlement was also approved in the ACE electric rate case in July.
CHICAGO (Aug. 4, 2021) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the second quarter of 2021.
“Ongoing investments in technology and infrastructure continue to drive high reliability and customer satisfaction across our six utilities, and today we announced a new ‘path to clean’ goal that will put Exelon utilities on course to achieve net-zero emissions from operations by 2050,” said Christopher Crane, president and CEO of Exelon. “We also are encouraged to see growing support at the federal level for policies that would value the clean energy from our nuclear fleet, but passage of legislation remains uncertain and, regardless, will come too late to save our Byron and Dresden plants from early retirement this fall. While we remain hopeful that a state solution will pass in time to save the plants, clean energy legislation in Illinois remains caught in negotiations over unrelated policy matters, leaving us no choice but to continue down the path of closing the plants. Looking ahead, we continue to execute our plan to separate our utility and generation businesses into two financially strong, independent companies, and we remain on track to close in the first quarter of 2022.”

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“Adjusted (non-GAAP) Operating Earnings of $0.89 per share in the second quarter was $0.34 ahead of the same period last year, driven in part by the absence of storm costs at Exelon utilities and the recovery of costs associated with ongoing investments to improve reliability and service for customers,” said Joseph Nigro, senior executive vice president and CFO of Exelon. “Exelon Generation also had a strong quarter, with year-over-year earnings up $0.14 per share due to unrealized and realized gains on Constellation’s Technology Venture investments, fewer planned nuclear outage days and realized gains in our nuclear decommissioning trust funds. As a result of these and other factors, we are reaffirming our full-year Adjusted (non-GAAP) Operating Earnings guidance range of $2.60-$3.00 per share.”
Second Quarter 2021
Exelon's GAAP Net Income for the second quarter of 2021 decreased to $0.41 per share from $0.53 GAAP Net Income per share in the second quarter of 2020. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2021 increased to $0.89 per share from $0.55 per share in the second quarter of 2020. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 5.
Adjusted (non-GAAP) Operating Earnings in the second quarter of 2021 primarily reflect:
•Higher utility earnings primarily due to higher electric distribution earnings at ComEd from higher rate base and higher allowed ROE due to an increase in treasury rates; the favorable impacts of the multi-year plan at BGE; regulatory rate increases at PHI; favorable volume at PECO and PHI; and lower storm costs at PECO due to the absence of the June 2020 storms.
•Higher Generation earnings primarily due to higher net unrealized and realized gains on equity investments; higher realized gains on nuclear decommissioning trust (NDT) funds; and decreased nuclear outage days.
Operating Company Results1
ComEd
ComEd's second quarter of 2021 GAAP Net Income increased to $192 million from a GAAP Net Loss of $(61) million in the second quarter of 2020. ComEd's Adjusted (non-GAAP) Operating Earnings for the second quarter of 2021 increased to $195 million from $150 million in the second quarter of 2020, primarily due to higher electric distribution earnings from higher rate base and higher allowed ROE due to an increase in treasury rates. Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
PECO
PECO’s second quarter of 2021 GAAP Net Income increased to $104 million from $39 million in the second quarter of 2020. PECO's Adjusted (non-GAAP) Operating Earnings for the second quarter of 2021 increased to $107 million from $44 million in the second quarter of 2020, primarily due to lower storm costs due to the absence of the June 2020 storms and favorable volume.
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1Exelon’s five business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware; and Generation, which consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products and risk management services.
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BGE
BGE’s second quarter of 2021 GAAP Net Income increased to $45 million from $39 million in the second quarter of 2020. BGE's Adjusted (non-GAAP) Operating Earnings for the second quarter of 2021 increased to $48 million from $43 million in the second quarter of 2020, primarily due to the favorable impacts of the multi-year plan. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
PHI
PHI’s second quarter of 2021 GAAP Net Income increased to $141 million from $94 million in the second quarter of 2020. PHI’s Adjusted (non-GAAP) Operating Earnings for the second quarter of 2021 increased to $144 million from $98 million in the second quarter of 2020, primarily due to distribution and transmission rate increases at DPL and ACE, favorable volume at ACE, and lower credit loss expense in 2021 due to an increase in 2020 as a result of COVID-19. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland and Pepco District of Columbia are not affected by actual weather or customer usage patterns.
Generation
Generation had a GAAP Net Loss of $(61) million in the second quarter of 2021 compared with GAAP Net Income of $476 million in the second quarter of 2020. Generation's Adjusted (non-GAAP) Operating Earnings for the second quarter of 2021 increased to $393 million from $252 million in the second quarter of 2020, primarily due to net unrealized and realized gains on equity investments, higher realized gains on NDT funds, and decreased nuclear outage days.
As of June 30, 2021, the percentage of expected generation hedged is 98%-101% for 2021.
Recent Developments and Second Quarter Highlights
•Exelon Utilities “Path to Clean”: Today, the Exelon utilities announced a “path to clean” goal to collectively reduce their operations-driven emissions 50% by 2030 against a 2015 baseline and to reach net zero operations-driven emissions by 2050. This goal builds upon Exelon’s long-standing commitment to reducing our greenhouse gas emissions. The Exelon utilities “path to clean” will include efficiency and clean electricity for operations, vehicle fleet electrification, equipment and processes to reduce sulfur hexafluoride (SF6) leakage, modern natural gas infrastructure to minimize methane leaks and increase safety and reliability, and investment and collaboration to develop new technologies.
•PECO Pennsylvania Natural Gas Distribution Base Rate Case: On June 22, 2021, the Pennsylvania Public Utility Commission (PAPUC) issued an order approving a $29 million increase in PECO's annual natural gas distribution revenues, reflecting a ROE of 10.24%. The rates were effective on July 1, 2021.
•Pepco District of Columbia Electric Distribution Base Rate Case: On June 8, 2021, the Public Service Commission of the District of Columbia (DCPSC) approved Pepco’s multi-year plan for the 18-months remaining in 2021 through 2022. The order approved an incremental increase in Pepco’s electric distribution rates of $42 million and $67 million, before offsets, for the remainder of 2021 and 2022, respectively, reflecting an ROE of 9.275%. However, the DCPSC utilized the acceleration of refunds for certain tax benefits along with other rate relief to partially offset the customer rate increases by $22 million and $40 million for the remainder of 2021 and 2022, respectively. These rates were effective on July 1, 2021.

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•Pepco Maryland Electric Distribution Base Rate Case: On June 28, 2021, the Maryland Public Service Commission (MDPSC) approved Pepco’s three-year multi-year plan for April 1, 2021 through March 31, 2024. The order approved an incremental increase in Pepco’s electric distribution rates of $21 million, $16 million, and $15 million, before offsets, for the 12-month periods ending March 31, 2022, 2023, and 2024, respectively, reflecting an ROE of 9.55%. However, the MDPSC utilized the acceleration of refunds for certain tax benefits to fully offset the increases such that customer rates remain unchanged through March 31, 2022. The MDPSC has deferred a decision on whether to use additional tax benefits to offset the customer rate increases for periods after March 31, 2022. These rates were effective on June 28, 2021.

•ACE New Jersey Electric Distribution Base Rate Case: On July 14, 2021, the New Jersey Board of Public Utilities (NJBPU) approved an increase in ACE's annual electric distribution base rates of $41 million (before New Jersey sales and use tax), reflecting an ROE of 9.6%. The order allows ACE to retain approximately $11 million of certain tax benefits which will result in a decrease to income tax expense in the third quarter of 2021. These rates are effective on Jan. 1, 2022.
•Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100% of the CENG units, produced 43,575 gigawatt-hours (GWhs) in the second quarter of 2021, compared with 43,416 GWhs in the second quarter of 2020. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 93.7% capacity factor for the second quarter of 2021, compared with 95.4% for the second quarter of 2020. The number of planned refueling outage days in the second quarter of 2021 totaled 66, compared with 92 in the second quarter of 2020. There were seven non-refueling outage days in the second quarter of 2021 and none in the second quarter of 2020.
•Fossil and Renewables Operations: The Dispatch Match rate for Generation’s gas and hydro fleet was 99.5% in the second quarter of 2021, compared with 97.4% in the second quarter of 2020.
Energy Capture for the wind and solar fleet was 96.0% in the second quarter of 2021, compared with 92.7% in the second quarter of 2020.
•Financing Activities:
◦On June 10, 2021, BGE issued $600 million of its 2.25% notes due June 15, 2031. BGE used the proceeds to repay a portion of outstanding commercial paper obligations, repay existing indebtedness, and to fund other general corporate purposes.
◦On May 13, 2021, West Medway II, LLC (West Medway II), an indirect subsidiary of Generation, entered into a financing agreement for a $150 million nonrecourse senior secured term loan credit facility scheduled to mature on March 31, 2026. The term loan bears interest at an average blended interest rate of LIBOR plus 3%. Generation used the proceeds for general corporate purposes. In addition to the financing, West Medway II entered into interest rate swaps with an initial notional amount of $113 million at an interest rate of 0.61% to manage a portion of the interest rate exposure in connection with financing.

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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings for the second quarter of 2021 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2021 GAAP Net Income (Loss)	$0.41	$401	$192	$104	$45	$141	$(61)
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $79)	(0.24)	(231)	—	—	—	—	(234)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $134)	(0.13)	(130)	—	—	—	—	(130)
Asset Impairments (net of taxes of $124)	0.38	368	—	—	—	—	368
Plant Retirements and Divestitures (net of taxes of $116)	0.35	344	—	—	—	—	344
Cost Management Program (net of taxes of $1)	—	2	—	—	—	—	2
COVID-19 Direct Costs (net of taxes of $3, $0, $0, $1, and $2, respectively)	0.01	9	—	1	1	2	5
Acquisition Related Costs (net of taxes of $1)	—	2	—	—	—	—	2
ERP System Implementation Costs (net of taxes of $1)	—	2	—	—	—	—	2
Planned Separation Costs (net of taxes of $7, $1, $1, $1, $1, and $2, respectively)	0.01	13	2	1	1	2	5
Costs Related to Suspension of Contractual Offset (net of taxes of $12)	0.04	41	—	—	—	—	41
Income Tax-Related Adjustments (entire amount represents tax expense)	—	(2)	—	—	—	—	—
Noncontrolling Interests (net of taxes of $8)	0.05	50	—	—	—	—	50
2021 Adjusted (non-GAAP) Operating Earnings	$0.89	$869	$195	$107	$48	$144	$393
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Adjusted (non-GAAP) Operating Earnings for the second quarter of 2020 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2020 GAAP Net Income (Loss)	$0.53	$521	$(61)	$39	$39	$94	$476
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $18 and $20, respectively)	(0.05)	(51)	—	—	—	—	(60)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $275)	(0.31)	(305)	—	—	—	—	(305)
Asset Impairments (net of taxes of $7, $4, and $3, respectively)	0.02	19	11	—	—	—	8
Plant Retirements and Divestitures (net of taxes of $2)	0.01	7	—	—	—	—	7
Cost Management Program (net of taxes of $3, $1, and $2, respectively)	0.01	6	—	—	—	1	5
Change in Environmental Liabilities (net of taxes of $0)	—	1	—	—	—	—	1
COVID-19 Direct Costs (net of taxes of $10, $2, $1, $1, and $6, respectively)	0.03	27	—	5	4	3	16
Deferred Prosecution Agreement Payments (net of taxes of $0)	0.20	200	200	—	—	—	—
Income Tax-Related Adjustments (entire amount represents tax expense)	0.01	5	—	—	—	—	—
Noncontrolling Interests (net of taxes of $20)	0.11	104	—	—	—	—	104
2020 Adjusted (non-GAAP) Operating Earnings	$0.55	$536	$150	$44	$43	$98	$252
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income (Loss) and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2021 and 2020 ranged from 25.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized losses related to NDT fund investments were 50.6% and 47.4% for the three months ended June 30, 2021 and 2020, respectively.

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Webcast Information
Exelon will discuss second quarter 2021 earnings in a conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.
About Exelon
Exelon Corporation (Nasdaq: EXC) is a Fortune 100 energy company with the largest number of electricity and natural gas customers in the U.S. Exelon does business in 48 states, the District of Columbia, and Canada and had 2020 revenue of $33 billion. Exelon serves approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey, and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO, and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 31,000 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector, and business customers, including three fourths of the Fortune 100. Follow Exelon on Twitter @Exelon.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses, and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. The Company has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on Aug. 4, 2021.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties including, among others, those related to the timing, manner, tax-free nature, and expected benefits associated with the potential separation of Exelon’s competitive power generation and customer-facing energy business from its six regulated electric and gas utilities. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future
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events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2020 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies; (2) the Registrants' Second Quarter 2021 Quarterly Report on Form 10-Q (to be filed on Aug. 4, 2021) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 15, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Generation	Other (a)	Exelon
Three Months Ended June 30, 2021
Operating revenues	$1,517	$693	$682	$1,140	$4,153	$(270)	$7,915
Operating expenses
Purchased power and fuel	500	207	219	396	1,947	(253)	3,016
Operating and maintenance	323	209	193	256	1,474	(8)	2,447
Depreciation and amortization	296	87	141	194	930	18	1,666
Taxes other than income taxes	77	49	67	109	118	12	432
Total operating expenses	1,196	552	620	955	4,469	(231)	7,561
Gain on sales of assets and businesses	—	—	—	—	8	4	12
Operating income (loss)	321	141	62	185	(308)	(35)	366
Other income and (deductions)
Interest expense, net	(98)	(42)	(34)	(67)	(76)	(79)	(396)
Other, net	15	7	9	20	508	22	581
Total other income and (deductions)	(83)	(35)	(25)	(47)	432	(57)	185
Income (loss) before income taxes	238	106	37	138	124	(92)	551
Income taxes	46	2	(8)	(3)	110	(73)	74
Equity in losses of unconsolidated affiliates	—	—	—	—	(1)	—	(1)
Net income (loss)	192	104	45	141	13	(19)	476
Net income attributable to noncontrolling interests	—	—	—	—	74	1	75
Net income (loss) attributable to common shareholders	$192	$104	$45	$141	$(61)	$(20)	$401

Three Months Ended June 30, 2020
Operating revenues	$1,417	$681	$616	$1,016	$3,880	$(288)	$7,322
Operating expenses
Purchased power and fuel	464	216	194	375	1,942	(267)	2,924
Operating and maintenance	536	275	187	281	1,189	(35)	2,433
Depreciation and amortization	274	88	129	191	300	19	1,001
Taxes other than income taxes	71	39	63	109	116	13	411
Total operating expenses	1,345	618	573	956	3,547	(270)	6,769
Gain on sales of assets and businesses	—	—	—	—	12	—	12
Operating income (loss)	72	63	43	60	345	(18)	565
Other income and (deductions)
Interest expense, net	(98)	(36)	(32)	(67)	(87)	(107)	(427)
Other, net	11	5	6	14	602	18	656
Total other income and (deductions)	(87)	(31)	(26)	(53)	515	(89)	229
(Loss) income before income taxes	(15)	32	17	7	860	(107)	794
Income taxes	46	(7)	(22)	(87)	329	(40)	219
Equity in (losses) earnings of unconsolidated affiliates	—	—	—	—	(2)	1	(1)
Net (loss) income	(61)	39	39	94	529	(66)	574
Net income attributable to noncontrolling interests	—	—	—	—	53	—	53
Net (loss) income attributable to common shareholders	$(61)	$39	$39	$94	$476	$(66)	$521

Change in Net income from 2020 to 2021	$253	$65	$6	$47	$(537)	$46	$(120)

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Generation	Other (a)	Exelon
Six Months Ended June 30, 2021
Operating revenues	$3,052	$1,582	$1,656	$2,384	$9,712	$(581)	$17,805
Operating expenses
Purchased power and fuel	1,025	523	550	874	6,557	(545)	8,984
Operating and maintenance	639	443	390	513	2,476	(35)	4,426
Depreciation and amortization	589	173	293	404	1,869	35	3,363
Taxes other than income taxes	153	92	139	222	239	25	870
Total operating expenses	2,406	1,231	1,372	2,013	11,141	(520)	17,643
Gain on sales of assets and businesses	—	—	—	—	79	4	83
Operating income (loss)	646	351	284	371	(1,350)	(57)	245
Other income and (deductions)
Interest expense, net	(193)	(80)	(67)	(134)	(148)	(161)	(783)
Other, net	22	12	16	36	675	45	806
Total other income and (deductions)	(171)	(68)	(51)	(98)	527	(116)	23
Income (loss) before income taxes	475	283	233	273	(823)	(173)	268
Income taxes	85	12	(21)	5	(70)	44	55
Equity in (losses) earnings of unconsolidated affiliates	—	—	—	1	(3)	—	(2)
Net income (loss)	390	271	254	269	(756)	(217)	211
Net income attributable to noncontrolling interests	—	—	—	—	98	1	99
Net income (loss) attributable to common shareholders	$390	$271	$254	$269	$(854)	$(218)	$112

Six Months Ended June 30, 2020
Operating revenues	$2,856	$1,493	$1,554	$2,187	$8,613	$(634)	$16,069
Operating expenses
Purchased power and fuel	951	499	483	810	4,646	(598)	6,791
Operating and maintenance	853	492	376	538	2,451	(73)	4,637
Depreciation and amortization	547	173	272	385	604	42	2,023
Taxes other than income taxes	146	78	132	222	246	23	847
Total operating expenses	2,497	1,242	1,263	1,955	7,947	(606)	14,298
Gain (loss) on sales of assets and businesses	—	—	—	2	12	(1)	13
Operating income	359	251	291	234	678	(29)	1,784
Other income and (deductions)
Interest expense, net	(192)	(71)	(64)	(134)	(197)	(179)	(837)
Other, net	22	7	10	26	(168)	35	(68)
Total other income and (deductions)	(170)	(64)	(54)	(108)	(365)	(144)	(905)
Income (loss) before income taxes	189	187	237	126	313	(173)	879
Income taxes	82	9	18	(76)	(59)	(49)	(75)
Equity in losses of unconsolidated affiliates	—	—	—	—	(4)	—	(4)
Net income (loss)	107	178	219	202	368	(124)	950
Net loss attributable to noncontrolling interests	—	—	—	—	(153)	—	(153)
Net income (loss) attributable to common shareholders	$107	$178	$219	$202	$521	$(124)	$1,103

Change in Net income from 2020 to 2021	$283	$93	$35	$67	$(1,375)	$(94)	$(991)
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(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$1,578	$663
Restricted cash and cash equivalents	379	438
Accounts receivable
Customer accounts receivable	3,533	3,597
Customer allowance for credit losses	(395)	(366)
Customer accounts receivable, net	3,138	3,231
Other accounts receivable	1,426	1,469
Other allowance for credit losses	(72)	(71)
Other accounts receivable, net	1,354	1,398
Mark-to-market derivative assets	749	644
Unamortized energy contract assets	37	38
Inventories, net
Fossil fuel and emission allowances	259	297
Materials and supplies	1,443	1,425
Regulatory assets	1,252	1,228
Renewable energy credits	368	633
Assets held for sale	11	958
Other	1,780	1,609
Total current assets	12,348	12,562
Property, plant, and equipment, net	82,120	82,584
Deferred debits and other assets
Regulatory assets	8,745	8,759
Nuclear decommissioning trust funds	15,400	14,464
Investments	421	440
Goodwill	6,677	6,677
Mark-to-market derivative assets	443	555
Unamortized energy contract assets	278	294
Other	2,964	2,982
Total deferred debits and other assets	34,928	34,171
Total assets	$129,396	$129,317

	June 30, 2021	December 31, 2020
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,865	$2,031
Long-term debt due within one year	3,633	1,819
Accounts payable	3,547	3,562
Accrued expenses	1,719	2,078
Payables to affiliates	5	5
Regulatory liabilities	686	581
Mark-to-market derivative liabilities	719	295
Unamortized energy contract liabilities	95	100
Renewable energy credit obligation	509	661
Liabilities held for sale	2	375
Other	1,139	1,264
Total current liabilities	13,919	12,771
Long-term debt	35,077	35,093
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	13,194	13,035
Asset retirement obligations	12,502	12,300
Pension obligations	3,880	4,503
Non-pension postretirement benefit obligations	1,983	2,011
Spent nuclear fuel obligation	1,209	1,208
Regulatory liabilities	9,148	9,485
Mark-to-market derivative liabilities	554	473
Unamortized energy contract liabilities	192	238
Other	2,848	2,942
Total deferred credits and other liabilities	45,510	46,195
Total liabilities	94,896	94,449
Commitments and contingencies
Shareholders’ equity
Common stock	19,454	19,373
Treasury stock, at cost	(123)	(123)
Retained earnings	16,098	16,735
Accumulated other comprehensive loss, net	(3,289)	(3,400)
Total shareholders’ equity	32,140	32,585
Noncontrolling interests	2,360	2,283
Total equity	34,500	34,868
Total liabilities and shareholders’ equity	$129,396	$129,317

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net income	$211	$950
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	4,180	2,741
Asset impairments	500	33
Gain on sales of assets and businesses	(83)	(13)
Deferred income taxes and amortization of investment tax credits	(163)	33
Net fair value changes related to derivatives	(490)	(194)
Net realized and unrealized (gains) losses on NDT funds	(376)	196
Net unrealized gains on equity investments	(96)	—
Other non-cash operating activities	(331)	671
Changes in assets and liabilities:
Accounts receivable	(16)	1,318
Inventories	1	(14)
Accounts payable and accrued expenses	(87)	(798)
Option premiums received (paid), net	2	(102)
Collateral received, net	957	340
Income taxes	190	(114)
Pension and non-pension postretirement benefit contributions	(559)	(558)
Other assets and liabilities	(2,702)	(1,809)
Net cash flows provided by operating activities	1,138	2,680
Cash flows from investing activities
Capital expenditures	(4,040)	(3,773)
Proceeds from NDT fund sales	4,438	2,488
Investment in NDT funds	(4,538)	(2,540)
Collection of DPP	2,209	1,102
Proceeds from sales of assets and businesses	724	—
Other investing activities	17	4
Net cash flows used in investing activities	(1,190)	(2,719)
Cash flows from financing activities
Changes in short-term borrowings	(666)	(751)
Proceeds from short-term borrowings with maturities greater than 90 days	500	500
Issuance of long-term debt	2,455	6,526
Retirement of long-term debt	(630)	(3,894)
Dividends paid on common stock	(747)	(746)
Proceeds from employee stock plans	47	46
Other financing activities	(64)	(84)
Net cash flows provided by financing activities	895	1,597
Increase in cash, restricted cash, and cash equivalents	843	1,558
Cash, restricted cash, and cash equivalents at beginning of period	1,166	1,122
Cash, restricted cash, and cash equivalents at end of period	$2,009	$2,680

Exelon
Reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended June 30, 2021 and 2020
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Generation	Other (a)	Exelon
2020 GAAP Net Income (Loss)	$0.53	$(61)		$39		$39		$94		$476	$(66)	$521
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $20, $2, and $18, respectively)	(0.05)	—		—		—		—		(60)	9	(51)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $275) (1)	(0.31)	—		—		—		—		(305)	—	(305)
Asset Impairments (net of taxes of $4, $3, and $7, respectively) (2)	0.02	11		—		—		—		8	—	19
Plant Retirements and Divestitures (net of taxes of $2) (3)	0.01	—		—		—		—		7	—	7
Cost Management Program (net of taxes of $1, $2, and $3, respectively) (4)	0.01	—		—		—		1		5	—	6
Change in Environmental Liabilities (net of taxes of $0)	—	—		—		—		—		1	—	1
COVID-19 Direct Costs (net of taxes of $2, $1, $1, $6, and $10, respectively) (5)	0.03	—		5		4		3		16	—	27
Deferred Prosecution Agreement Payments (net of taxes of $0) (6)	0.20	200		—		—		—		—	—	200
Income Tax-Related Adjustments (entire amount represents tax expense)	0.01	—		—		—		—		—	5	5
Noncontrolling Interest (net of taxes of $20) (7)	0.11	—		—		—		—		104	—	104
2020 Adjusted (non-GAAP) Operating Earnings (Loss)	0.55	150		44		43		98		252	(52)	536

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
ComEd, PECO, BGE and PHI:
Weather	—	—	(b)	(1)		—	(b)	(3)	(b)	—	—	(4)
Load	0.02	—	(b)	8		—	(b)	9	(b)	—	—	17
Other Energy Delivery (12)	0.16	46	(c)	8	(c)	30	(c)	68	(c)	—	—	152
Generation, Excluding Mark-to-Market:
Nuclear Volume	—	—		—		—		—		1	—	1
Nuclear Fuel Cost (13)	0.01	—		—		—		—		6	—	6
Capacity Revenue (14)	—	—		—		—		—		4	—	4
Market and Portfolio Conditions (15)	0.06	—		—		—		—		58	—	58
Operating and Maintenance Expense:
Labor, Contracting and Materials (16)	(0.02)	(1)		(9)		(2)		8		(18)	—	(22)
Planned Nuclear Refueling Outages (17)	0.01	—		—		—		—		13	—	13
Pension and Non-Pension Postretirement Benefits	—	(1)		—		—		3		—	1	3
Other Operating and Maintenance (18)	0.07	3		53		(4)		6		18	(7)	69
Depreciation and Amortization Expense (19)	(0.03)	(17)		1		(9)		(2)		(1)	2	(26)
Interest Expense, Net	0.01	1		(4)		(1)		1		15	(3)	9
Income Taxes (20)	—	15		12		(9)		(47)		(5)	37	3
Noncontrolling Interests (21)	(0.08)	—		—		—		—		(74)	—	(74)
Other (22)	0.13	(1)		(5)		—		3		124	4	125
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	0.34	45		63		5		46		141	34	334

2021 GAAP Net Income (Loss)	0.41	192		104		45		141		(61)	(20)	401
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $79, $0, and $79, respectively)	(0.24)	—		—		—		—		(234)	3	(231)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $134) (1)	(0.13)	—		—		—		—		(130)	—	(130)
Asset Impairments (net of taxes of $124) (2)	0.38	—		—		—		—		368	—	368
Plant Retirements and Divestitures (net of taxes of $116) (3)	0.35	—		—		—		—		344	—	344
Cost Management Program (net of taxes of $1) (4)	—	—		—		—		—		2	—	2
COVID-19 Direct Costs (net of taxes of $0, $0, $1, $2, and $3, respectively) (5)	0.01	—		1		1		2		5	—	9
Acquisition Related Costs (net of taxes of $1) (8)	—	—		—		—		—		2	—	2
ERP System Implementation Costs (net of taxes of $1) (9)	—	—		—		—		—		2	—	2
Planned Separation Costs (net of taxes of $1, $1, $1, $1, $2, $1, and $7, respectively) (10)	0.01	2		1		1		2		5	2	13
Costs Related to Suspension of Contractual Offset (net of taxes of $12) (11)	0.04	—		—		—		—		41	—	41
Income Tax-Related Adjustments (entire amount represents tax expense)	—	—		—		—		—		—	(2)	(2)
Noncontrolling Interest (net of taxes of $8) (7)	0.05	—		—		—		—		50	—	50
2021 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.89	$195		$107		$48		$144		$393	$(18)	$869

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2021 and 2020 ranged from 25.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 50.6% and 47.4% for the three months ended June 30, 2021 and 2020, respectively.

(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Reflects the impact of net unrealized gains on Generation’s NDT fund investments for Non-Regulatory Agreement Units.
(2)In 2020, reflects an impairment at ComEd related to the acquisition of transmission assets and the impairment of certain wind assets at Generation. In 2021, reflects an impairment in the New England asset group and an impairment recorded as a result of the agreement to sell the Albany Green Energy biomass facility.
(3)In 2020, primarily reflects accelerated depreciation and amortization expenses associated with the early retirement of certain fossil sites. In 2021, primarily reflects accelerated depreciation and amortization associated with Generation's decision in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024.
(4)Primarily represents reorganization costs related to cost management programs.
(5)Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(6)Reflects the payments made by ComEd under the Deferred Prosecution Agreement, which ComEd entered in July 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.
(7)Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains and losses on NDT fund investments for CENG units.
(8)Reflects costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG.
(9)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(10)Represents costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.
(11)Decommissioning-related activities for the former ComEd and PECO units (Regulatory Agreement Units), net of applicable taxes, including realized and unrealized gains and losses on the NDT funds, depreciation of the ARC, and accretion of the decommissioning obligation, are generally offset within Exelon’s and Generation’s consolidated statements of operations. These costs reflect the impact of suspension of contractual offset for the Byron units in the second quarter of 2021.
(12)For ComEd, reflects increased electric distribution and energy efficiency revenues (due to higher rate base, higher electric distribution ROE due to increased treasury rates, and higher fully recoverable costs). For PHI, reflects increased revenue primarily due to rate increases. For BGE and PHI, primarily reflects an increase in revenue as a result of the reduction in revenue in 2020 due to the settlement agreement of ongoing transmission related income tax regulatory liabilities. For BGE, also reflects increased distribution revenue due to customer growth. For PHI, also reflects increased revenue primarily due to distribution and transmission rate increases.
(13)Primarily reflects a decrease in fuel prices.
(14)Reflects increased capacity revenues in the Mid-Atlantic and New York, partially offset by decreased revenues in the Midwest and Other Power Regions.
(15)Primarily reflects an increase in New York ZEC revenues due to higher generation and an increase in ZEC prices and higher gas revenues, net of fuel costs, due to higher natural gas prices.
(16)For Generation, primarily reflects higher contracting costs.
(17)Primarily reflects a decrease in the number of nuclear outage days in 2021, excluding Salem.
(18)For PECO, primarily reflects the absence of costs in 2021 due to the June 2020 storms. For PECO and PHI, also reflects lower credit loss expense in 2021 due to an increase in 2020 as a result of COVID-19. For Generation, primarily reflects a decrease in nuclear outage days at Salem in 2021.
(19)Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects increased amortization of deferred energy efficiency costs pursuant to FEJA and increased amortization related to the August 2020 storm regulatory asset.
(20)For PECO, primarily reflects an increase in the tax repairs deduction. For BGE and PHI, primarily reflects the absence of the impacts associated with the prior year settlement agreement of ongoing transmission related income tax regulatory liabilities, partially offset at BGE due to the multi-year plan which resulted in the acceleration of certain income tax benefits. For Corporate, primarily reflects the reversal of part of the tax expense recorded in the first quarter, due to the loss before income taxes at Generation due to the February 2021 extreme cold weather event.
(21)Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.
(22)For Generation, primarily reflects net unrealized and realized gains on equity investments and higher realized NDT fund gains.

Exelon
Reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Six Months Ended June 30, 2021 and 2020
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Generation	Other (a)	Exelon
2020 GAAP Net Income (Loss)	$1.13	$107		$178		$219		$202		$521	$(124)	$1,103
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $53, $3, and $50, respectively)	(0.15)	—		—		—		—		(157)	11	(146)
Unrealized Losses Related to NDT Fund Investments (net of taxes of $130) (1)	0.18	—		—		—		—		180	—	180
Asset Impairments (net of taxes of $4, $3, and $7, respectively) (2)	0.02	11		—		—		—		10	—	21
Plant Retirements and Divestitures (net of taxes of $6) (3)	0.02	—		—		—		—		20	—	20
Cost Management Program (net of taxes of $1, $1, $1, $4, $1, and $6, respectively) (4)	0.02	—		2		2		3		13	(3)	17
Change in Environmental Liabilities (net of taxes of $0)	—	—		—		—		—		1	—	1
COVID-19 Direct Costs (net of taxes of $2, $1, $1, $6, and $10, respectively) (5)	0.03	—		5		4		3		16	—	27
Deferred Prosecution Agreement Payments (net of taxes of $0) (6)	0.20	200		—		—		—		—	—	200
Income Tax-Related Adjustments (entire amount represents tax expense)	—	—		—		—		—		—	4	4
Noncontrolling Interests (net of taxes of $10) (7)	(0.04)	—		—		—		—		(40)	—	(40)
2020 Adjusted (non-GAAP) Operating Earnings (Loss)	1.42	318		185		225		208		564	(112)	1,387

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
ComEd, PECO, BGE and PHI:
Weather	0.03	—	(b)	26		—	(b)	7	(b)	—	—	33
Load	0.03	—	(b)	16		—	(b)	11	(b)	—	—	27
Other Energy Delivery (12)	0.20	88	(c)	4	(c)	25	(c)	78	(c)	—	—	195
Generation, Excluding Mark-to-Market:
Nuclear Volume (13)	0.01	—		—		—		—		13	—	13
Nuclear Fuel Cost (14)	0.01	—		—		—		—		11	—	11
Capacity Revenue (15)	0.02	—		—		—		—		19	—	19
Market and Portfolio Conditions (16)	(0.79)	—		—		—		—		(774)	—	(774)
Operating and Maintenance Expense:
Labor, Contracting and Materials (17)	(0.02)	(7)		(14)		(3)		6		3	—	(15)
Planned Nuclear Refueling Outages (18)	0.05	—		—		—		—		49	—	49
Pension and Non-Pension Postretirement Benefits	0.01	(1)		—		—		5		1	2	7
Other Operating and Maintenance (19)	0.05	10		46		(9)		6		(1)	(7)	45
Depreciation and Amortization Expense (20)	(0.06)	(30)		—		(15)		(14)		(2)	5	(56)
Interest Expense, Net	(0.01)	(2)		(6)		(2)		1		15	(17)	(11)
Income Taxes (21)	(0.19)	21		24		38		(39)		(142)	(91)	(189)
Noncontrolling Interests (22)	(0.14)	—		—		—		—		(133)	—	(133)
Other (23)	0.20	(4)		(4)		(1)		5		199	5	200
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	(0.59)	75		92		33		66		(742)	(103)	(579)

2021 GAAP Net Income (Loss)	0.11	390		271		254		269		(854)	(218)	112
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $124, $1, and $125, respectively)	(0.37)	—		—		—		—		(369)	3	(366)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $94) (1)	(0.09)	—		—		—		—		(87)	—	(87)
Asset Impairments (net of taxes of $124) (2)	0.38	—		—		—		—		368	—	368
Plant Retirements and Divestitures (net of taxes of $219) (3)	0.67	—		—		—		—		654	—	654
Cost Management Program (net of taxes of $1) (4)	—	—		—		—		—		4	—	4
Change in Environmental Liabilities (net of taxes of $1)	—	—		—				—		2	—	2
COVID-19 Direct Costs (net of taxes of $1, $1, $1, $4, and $7, respectively) (5)	0.02	—		2		1		2		13	—	18
Acquisition Related Costs (net of taxes of $3) (8)	0.01	—		—		—		—		7	—	7
ERP System Implementation Costs (net of taxes of $0, $0, $0, $1, and $1, respectively) (9)	0.01	—		1		1		1		4	—	7
Planned Separation Costs (net of taxes of $1, $1, $1, $1, $2, $1, and $7, respectively) (10)	0.02	3		2		2		3		7	4	21
Costs Related to Suspension of Contractual Offset (net of taxes of $12) (11)	0.04	—		—		—		—		41	—	41
Income Tax-Related Adjustments (entire amount represents tax expense)	—	—		—		—		—		—	(4)	(4)
Noncontrolling Interests (net of taxes of $3) (7)	0.03	—		—		—		—		33	—	33
2021 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.83	$393		$277		$258		$274		$(178)	$(215)	$809

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized losses related to NDT fund investments, the marginal statutory income tax rates for 2021 and 2020 ranged from 25.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 51.7% and 41.9% for the six months ended June 30, 2021 and 2020, respectively.
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Reflects the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory Agreement Units.
(2)In 2020, reflects an impairment at ComEd related to the acquisition of transmission assets and the impairment of certain wind assets at Generation. In 2021, reflects an impairment in the New England asset group and an impairment recorded as a result of the agreement to sell the Albany Green Energy biomass facility.
(3)In 2020, primarily reflects accelerated depreciation and amortization expenses associated with the early retirement of certain fossil sites. In 2021, primarily reflects accelerated depreciation and amortization associated with Generation's decision in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024, partially offset by a gain on sale of Generation's solar business.
(4)Primarily represents reorganization costs related to cost management programs.
(5)Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(6)Reflects the payments made by ComEd under the Deferred Prosecution Agreement, which ComEd entered in July 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.
(7)Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains and losses on NDT fund investments for CENG units.
(8)Reflects costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG.
(9)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(10)Represents costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.
(11)Decommissioning-related activities for the former ComEd and PECO units (Regulatory Agreement Units), net of applicable taxes, including realized and unrealized gains and losses on the NDT funds, depreciation of the ARC, and accretion of the decommissioning obligation, are generally offset within Exelon’s and Generation’s consolidated statements of operations. These costs reflect the impact of suspension of contractual offset for the Byron units in the second quarter of 2021.
(12)For ComEd, reflects increased electric distribution and energy efficiency revenues (due to higher rate base, higher electric distribution ROE due to increased treasury rates, and higher fully recoverable costs). For PHI, reflects increased revenue primarily due to rate increases. For BGE and PHI, primarily reflects an increase in revenue as a result of the reduction in revenue in 2020 due to the settlement agreement of ongoing transmission related income tax regulatory liabilities. For BGE, also reflects increased distribution revenue due to customer growth. For PHI, also reflects increased revenue primarily due to distribution and transmission rate increases.
(13)Primarily reflects a decrease in nuclear outage days at Salem.
(14)Primarily reflects a decrease in fuel prices.
(15)Reflects increased capacity revenues in the Mid-Atlantic and New York, partially offset by decreased revenues in the Midwest and Other Power Regions.
(16)Primarily reflects the impacts of the February 2021 extreme cold weather event, partially offset by an increase in New York ZEC revenues due to higher generation and an increase in ZEC prices and higher gas revenues, net of fuel costs, due to higher natural gas prices.
(17)For PECO, primarily reflects higher contracting costs.
(18)Primarily reflects a decrease in the number of nuclear outage days in 2021, excluding Salem.
(19)For PECO, primarily reflects the absence of costs in 2021 due to the June 2020 storms. For PECO and PHI, also reflects lower credit loss expense in 2021 due to an increase in 2020 as a result of COVID-19. For Generation, reflects increased credit loss expense primarily due to the impacts of the February 2021 extreme cold weather event, partially offset by a decrease in planned nuclear outage days at Salem in 2021.
(20)Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects increased amortization of deferred energy efficiency costs pursuant to FEJA and increased amortization related to the August 2020 storm regulatory asset.
(21)For PECO, primarily reflects an increase in the tax repairs deduction. For BGE, primarily due to the multi-year plan which resulted in the acceleration of certain income tax benefits, partially offset by the absence of the impacts associated with the prior year settlement agreement of ongoing transmission related income tax regulatory liabilities. For PHI, reflects the absence of the impacts associated with the prior year settlement agreement of ongoing transmission related income tax regulatory liabilities. For Generation and Corporate, primarily reflects the timing of tax expense driven primarily by the loss before income taxes at Generation due to the February 2021 extreme cold weather event. These timing impacts will continue to reverse by the end of the year. For Generation, also reflects the absence of a prior year one-time tax settlement.
(22)Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.
(23)For Generation, primarily reflects higher realized NDT fund gains and net unrealized and realized gains on equity investments.

Exelon
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended June 30, 2021			Three Months Ended June 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$7,915	$240	(b)	$7,322	$(21)	(b)
Operating expenses
Purchased power and fuel	3,016	500	(b),(c)	2,924	64	(b),(d)
Operating and maintenance	2,447	(364)	(c),(d),(e),(f),(g),(h),(i),(j)	2,433	(280)	(b),(d),(e),(f),(m),(n)
Depreciation and amortization	1,666	(633)	(c),(j)	1,001	(4)	(c)
Taxes other than income taxes	432	—		411	—
Total operating expenses	7,561			6,769
Gain on sales of assets and businesses	12	(1)	(c)	12	(4)	(b),(c)
Operating income	366			565
Other income and (deductions)
Interest expense, net	(396)	—		(427)	23	(b),(o)
Other, net	581	(267)	(b),(j),(k)	656	(569)	(b),(k)
Total other income and (deductions)	185			229
Income before income taxes	551			794
Income taxes	74	51	(b),(c),(d),(e),(f),(g),(h),(i),(j),(k)	219	(262)	(b),(c),(d),(e),(f),(k),(o)
Equity in losses of unconsolidated affiliates	(1)	—		(1)	—
Net income	476			574
Net income attributable to noncontrolling interests	75	(50)	(l)	53	(103)	(l)
Net income attributable to common shareholders	$401			$521
Effective tax rate(p)	13.4%			27.6%
Earnings per average common share
Basic	$0.41			$0.53
Diluted	$0.41			$0.53
Average common shares outstanding
Basic	978			976
Diluted	979			976
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)In 2021, adjustment to exclude costs associated with Generation's decision in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024. In 2020, adjustment to exclude accelerated depreciation and amortization expenses associated with the early retirement of certain fossil sites.
(d)Adjustment to exclude reorganization costs related to cost management programs.
(e)In 2021, adjustment to exclude an impairment in the New England asset group and an impairment recorded as a result of the agreement to sell the Albany Green Energy biomass facility. In 2020, adjustment to exclude an impairment at ComEd related to the acquisition of transmission assets and the impairment of certain wind assets at Generation.
(f)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(g)Adjustment to exclude costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG.
(h)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(i)Adjustment to exclude costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.
(j)Adjustment to exclude the impact of suspension of contractual offset for the Byron units in the second quarter of 2021.
(k)Adjustment to exclude the impact of net unrealized gains on Generation’s NDT fund investments for Non-Regulatory Agreement Units.
(l)Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains and losses on NDT fund investments for CENG units.
(m)Adjustment to exclude changes in environmental liabilities.
(n)Adjustment to exclude the payments made by ComEd under the Deferred Prosecution Agreement, which ComEd entered in July 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.
(o)Adjustment to exclude income tax related adjustments.

(p)The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 12.3% and (9.7)% for the three months ended June 30, 2021 and 2020, respectively.

Exelon
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$17,805	$323	(b)	$16,069	$(201)	(b)
Operating expenses
Purchased power and fuel	8,984	705	(b),(c)	6,791	16	(b)
Operating and maintenance	4,426	(192)	(c),(d),(e),(f),(g),(h),(i),(j),(k)	4,637	(304)	(c),(d),(e),(f),(k),(n)
Depreciation and amortization	3,363	(1,275)	(c),(j)	2,023	(14)	(c)
Taxes other than income taxes	870	—		847	—
Total operating expenses	17,643			14,298
Gain on sales of assets and businesses	83	(69)	(c)	13	(4)	(b),(c)
Operating income	245			1,784
Other income and (deductions)
Interest expense, net	(783)	(4)	(b)	(837)	39	(b),(o)
Other, net	806	(184)	(b),(j),(l)	(68)	310	(l)
Total other income and (deductions)	23			(905)
Income before income taxes	268			879
Income taxes	55	162	(b),(c),(d),(e),(f),(g),(h),(i),(j),(k),(l)	(75)	119	(b),(c),(d),(e),(f),(l),(o)
Equity in losses of unconsolidated affiliates	(2)	—		(4)	—
Net income	211			950
Net income (loss) attributable to noncontrolling interests	99	(32)	(m)	(153)	42	(m)
Net income attributable to common shareholders	$112			$1,103
Effective tax rate(p)	20.5%			(8.5)%
Earnings per average common share
Basic	$0.11			$1.13
Diluted	$0.11			$1.13
Average common shares outstanding
Basic	978			975
Diluted	979			976
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)In 2021, adjustment to exclude costs associated with Generation's decision in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024, partially offset by a gain on sale of Generation's solar business. In 2020, adjustment to exclude accelerated depreciation and amortization expenses associated with the early retirement of certain fossil sites.
(d)Adjustment to exclude reorganization costs related to cost management programs.
(e)In 2021, adjustment to exclude an impairment in the New England asset group and an impairment recorded as a result of the agreement to sell the Albany Green Energy biomass facility. In 2020, adjustment to exclude an impairment at ComEd related to the acquisition of transmission assets and the impairment of certain wind assets at Generation.
(f)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(g)Adjustment to exclude costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG.
(h)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(i)Adjustment to exclude costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.
(j)Adjustment to exclude the impact of suspension of contractual offset for the Byron units in the second quarter of 2021.
(k)Adjustment to exclude changes in environmental liabilities.
(l)Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory Agreement Units.
(m)Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains and losses on NDT fund investments for CENG units.
(n)Adjustment to exclude the payments made by ComEd under the Deferred Prosecution Agreement, which ComEd entered in July 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.

(o)Adjustment to exclude income tax related adjustments.
(p)The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 19.8% and 3.3% for the six months ended June 30, 2021 and 2020, respectively.

ComEd
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended June 30, 2021			Three Months Ended June 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,517	$—		$1,417	$—
Operating expenses
Purchased power and fuel	500	—		464	—
Operating and maintenance	323	(3)	(d)	536	(215)	(b), (c)
Depreciation and amortization	296	—		274	—
Taxes other than income taxes	77	—		71	—
Total operating expenses	1,196			1,345
Operating income	321			72
Other income and (deductions)
Interest expense, net	(98)	—		(98)	—
Other, net	15	—		11	—
Total other income and (deductions)	(83)			(87)
Income before income taxes	238			(15)
Income taxes	46	1	(d)	46	4	(b)
Net income	$192			$(61)

	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$3,052	$—		$2,856	$—
Operating expenses
Purchased power and fuel	1,025	—		951	—
Operating and maintenance	639	(4)	(d)	853	(215)	(b), (c)
Depreciation and amortization	589	—		547	—
Taxes other than income taxes	153	—		146	—
Total operating expenses	2,406			2,497
Operating income	646			359
Other income and (deductions)
Interest expense, net	(193)	—		(192)	—
Other, net	22	—		22	—
Total other income and (deductions)	(171)			(170)
Income before income taxes	475			189
Income taxes	85	1	(d)	82	4	(b)
Net income	$390			$107
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude an impairment related to the acquisition of transmission assets.
(c)Adjustment to exclude the payments made by ComEd under the Deferred Prosecution Agreement, which ComEd entered in July 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.
(d)Represents costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.

PECO
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended June 30, 2021			Three Months Ended June 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$693	$—		$681	$—
Operating expenses
Purchased power and fuel	207	—		216	—
Operating and maintenance	209	(3)	(b),(c)	275	(7)	(b),(e)
Depreciation and amortization	87	—		88	—
Taxes other than income taxes	49	—		39	—
Total operating expenses	552			618
Operating income	141			63
Other income and (deductions)
Interest expense, net	(42)	—		(36)	—
Other, net	7	—		5	—
Total other income and (deductions)	(35)			(31)
Income before income taxes	106			32
Income taxes	2	1	(b),(c)	(7)	2	(b),(e)
Net income	$104			$39

	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,582	$—		$1,493	$—
Operating expenses
Purchased power and fuel	523	—		499	—
Operating and maintenance	443	(7)	(b),(c),(d)	492	(10)	(b),(e)
Depreciation and amortization	173	—		173	—
Taxes other than income taxes	92	—		78	—
Total operating expenses	1,231			1,242
Operating income	351			251
Other income and (deductions)
Interest expense, net	(80)	—		(71)	—
Other, net	12	—		7	—
Total other income and (deductions)	(68)			(64)
Income before income taxes	283			187
Income taxes	12	2	(b),(c),(d)	9	3	(b),(e)
Net income	$271			$178
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(c)Represents costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.
(d)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(e)Adjustment to exclude reorganization costs related to cost management programs.

BGE
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended June 30, 2021			Three Months Ended June 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$682	$—		$616	$—
Operating expenses
Purchased power and fuel	219	—		194	—
Operating and maintenance	193	(3)	(b),(c)	187	(6)	(b),(e)
Depreciation and amortization	141	—		129	—
Taxes other than income taxes	67	—		63	—
Total operating expenses	620			573
Operating income	62			43
Other income and (deductions)
Interest expense, net	(34)	—		(32)	—
Other, net	9	—		6	—
Total other income and (deductions)	(25)			(26)
Income before income taxes	37			17
Income taxes	(8)	1	(b),(c)	(22)	2	(b),(e)
Net income	$45			$39

	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,656	$—		$1,554	$—
Operating expenses
Purchased power and fuel	550	—		483	—
Operating and maintenance	390	(6)	(b),(c),(d)	376	(7)	(b),(e)
Depreciation and amortization	293	—		272	—
Taxes other than income taxes	139	—		132	—
Total operating expenses	1,372			1,263
Operating income	284			291
Other income and (deductions)
Interest expense, net	(67)	—		(64)	—
Other, net	16	—		10	—
Total other income and (deductions)	(51)			(54)
Income before income taxes	233			237
Income taxes	(21)	2	(b),(c),(d)	18	1	(b),(e)
Net income	$254			$219
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(c)Adjustment to exclude costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.
(d)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(e)Adjustment to exclude reorganization costs related to cost management programs.

PHI
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended June 30, 2021			Three Months Ended June 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,140	$—		$1,016	$—
Operating expenses
Purchased power and fuel	396	—		375	—
Operating and maintenance	256	(5)	(b),(c),(d),(e)	281	(6)	(d), (e)
Depreciation and amortization	194	—		191	—
Taxes other than income taxes	109	—		109	—
Total operating expenses	955			956
Operating income	185			60
Other income and (deductions)
Interest expense, net	(67)	—		(67)	—
Other, net	20	—		14	—
Total other income and (deductions)	(47)			(53)
Income before income taxes	138			7
Income taxes	(3)	1	(b),(c),(d),(e)	(87)	2	(d), (e)
Net income	$141			$94

	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$2,384	$—		$2,187	$—
Operating expenses
Purchased power and fuel	874	—		810	—
Operating and maintenance	513	(8)	(b),(c),(d),(e)	538	(8)	(d), (e)
Depreciation and amortization	404	—		385	—
Taxes other than income taxes	222	—		222	—
Total operating expenses	2,013			1,955
Gain on sales of assets	—	—		2	—
Operating income	371			234
Other income and (deductions)
Interest expense, net	(134)	—		(134)	—
Other, net	36	—		26	—
Total other income and (deductions)	(98)			(108)
Income before income taxes	273			126
Income taxes	5	2	(b),(c),(d),(e)	(76)	2	(d), (e)
Equity in earnings of unconsolidated affiliates	1			—
Net income	$269			$202
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(c)Adjustment to exclude costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.
(d)Adjustment to exclude reorganization costs related to cost management programs.
(e)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.

Generation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended June 30, 2021			Three Months Ended June 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$4,153	$240	(b)	$3,880	$(21)	(b)
Operating expenses
Purchased power and fuel	1,947	500	(b),(c)	1,942	64	(b)
Operating and maintenance	1,474	(347)	(c),(d),(e),(f),(g),(h),(i),(j)	1,189	(46)	(c),(d),(e),(f),(k)
Depreciation and amortization	930	(633)	(c),(j)	300	(4)	(c)
Taxes other than income taxes	118	—		116	—
Total operating expenses	4,469			3,547
Gain on sales of assets and businesses	8	(1)	(c)	12	(4)	(b),(c)
Operating (loss) income	(308)			345
Other income and (deductions)
Interest expense, net	(76)	—		(87)	(1)	(b)
Other, net	508	(270)	(j),(l)	602	(569)	(b),(l)
Total other income and (deductions)	432			515
Income before income taxes	124			860
Income taxes	110	44	(b),(c),(d),(e),(f),(g),(h),(i),(j),(l)	329	(282)	(b),(c),(d),(e),(f),(l)
Equity in losses of unconsolidated affiliates	(1)	—		(2)	—
Net income	13			529
Net income attributable to noncontrolling interests	74	(50)	(m)	53	(103)	(m)
Net (loss) income attributable to membership interest	$(61)			$476

	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$9,712	$323	(b)	$8,613	$(201)	(b)
Operating expenses
Purchased power and fuel	6,557	705	(b),(c)	4,646	16	(b)
Operating and maintenance	2,476	(161)	(c),(d),(e),(f),(g),(h),(i),(j),(k)	2,451	(67)	(c),(d),(e),(f),(k)
Depreciation and amortization	1,869	(1,275)	(c),(j)	604	(14)	(c)
Taxes other than income taxes	239	—		246	—
Total operating expenses	11,141			7,947
Gain on sales of assets and businesses	79	(69)	(c)	12	(4)	(b),(c)
Operating (loss) income	(1,350)			678
Other income and (deductions)
Interest expense, net	(148)	(4)	(b)	(197)	12	(b)
Other, net	675	(186)	(j),(l)	(168)	310	(l)
Total other income and (deductions)	527			(365)
(Loss) income before income taxes	(823)			313
Income taxes	(70)	150	(b),(c),(d),(e),(f),(g),(h),(i),(j),(k),(l)	(59)	97	(b),(c),(d),(e),(f),(l)
Equity in losses of unconsolidated affiliates	(3)	—		(4)	—
Net (loss) income	(756)			368
Net income (loss) attributable to noncontrolling interests	98	(32)	(m)	(153)	42	(m)
Net (loss) income attributable to membership interest	$(854)			$521
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)In 2021, adjustment to exclude costs associated with Generation's decision in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024, partially offset by a gain on sale of Generation's solar business. In 2020, adjustment to exclude accelerated depreciation and amortization expenses associated with the early retirement of certain fossil sites.
(d)Adjustment to exclude reorganization costs related to cost management programs.
(e)In 2021, adjustment to exclude an impairment in the New England asset group and an impairment recorded as a result of the agreement to sell the Albany Green Energy biomass facility. In 2020, adjustment to exclude the impairment of certain wind assets at Generation.
(f)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(g)Adjustment to exclude costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG.
(h)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(i)Adjustment to exclude costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.
(j)Adjustment to exclude the impact of suspension of contractual offset for the Byron units in the second quarter of 2021.
(k)Adjustment to exclude changes in environmental liabilities.
(l)Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory Agreement Units.
(m)Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains and losses on NDT fund investments for CENG units.

Other (a)
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended June 30, 2021			Three Months Ended June 30, 2020
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(270)	$—		$(288)	$—
Operating expenses
Purchased power and fuel	(253)	—		(267)	—
Operating and maintenance	(8)	(3)	(c)	(35)	—
Depreciation and amortization	18	—		19	—
Taxes other than income taxes	12	—		13	—
Total operating expenses	(231)			(270)
Gain on sales of assets and businesses	4	—		—	—
Operating loss	(35)			(18)
Other income and (deductions)
Interest expense, net	(79)	—		(107)	24	(d),(e)
Other, net	22	3	(d)	18	—
Total other income and (deductions)	(57)			(89)
Loss before income taxes	(92)			(107)
Income taxes	(73)	3	(c),(d),(e)	(40)	10	(d),(e)
Equity in earnings of unconsolidated affiliates	—	—		1	—
Net loss	(19)			(66)
Net income attributable to noncontrolling interests	1			—
Net loss attributable to common shareholders	$(20)			$(66)

	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(581)	$—		$(634)	$—
Operating expenses
Purchased power and fuel	(545)	—		(598)	—
Operating and maintenance	(35)	(6)	(c)	(73)	3	(f)
Depreciation and amortization	35	—		42	—
Taxes other than income taxes	25	—		23	—
Total operating expenses	(520)			(606)
Gain on sales of assets	4	—		(1)	—
Operating loss	(57)			(29)
Other income and (deductions)
Interest expense, net	(161)	—		(179)	27	(d),(e)
Other, net	45	2	(d)	35	—
Total other income and (deductions)	(116)			(144)
Loss before income taxes	(173)			(173)
Income taxes	44	5	(c),(d),(e)	(49)	12	(d),(e),(f)
Net loss	(217)			(124)
Net income attributable to noncontrolling interests	1			—
Net loss attributable to common shareholders	$(218)			$(124)
__________
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(c)Adjustment to exclude costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.
(d)Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(e)Adjustment to exclude income tax-related adjustments.
(f)Adjustment to exclude reorganization costs related to cost management programs.

ComEd Statistics
Three Months Ended June 30, 2021 and 2020

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2021	2020	% Change	Weather - Normal % Change	2021	2020	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	6,558	6,669	(1.7)%	(2.3)%	$759	$767	(1.0)%
Small commercial & industrial	7,101	6,424	10.5%	10.5%	377	327	15.3%
Large commercial & industrial	6,368	5,948	7.1%	7.0%	138	119	16.0%
Public authorities & electric railroads	203	215	(5.6)%	(5.5)%	11	11	—%
Other(b)	—	—	n/a	n/a	214	218	(1.8)%
Total rate-regulated electric revenues(c)	20,230	19,256	5.1%	5.0%	1,499	1,442	4.0%
Other Rate-Regulated Revenues(d)					18	(25)	(172.0)%
Total Electric Revenues					$1,517	$1,417	7.1%
Purchased Power					$500	$464	7.8%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	627	725	734	(13.5)%	(14.6)%
Cooling Degree-Days	391	363	241	7.7%	62.2%

Six Months Ended June 30, 2021 and 2020

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2021	2020	% Change	Weather - Normal % Change	2021	2020	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	13,243	12,905	2.6%	0.8%	$1,502	$1,468	2.3%
Small commercial & industrial	14,366	13,994	2.7%	1.6%	744	689	8.0%
Large commercial & industrial	12,847	12,671	1.4%	0.4%	271	253	7.1%
Public authorities & electric railroads	470	509	(7.7)%	(8.3)%	22	23	(4.3)%
Other(b)	—	—	n/a	n/a	433	430	0.7%
Total rate-regulated electric revenues(c)	40,926	40,079	2.1%	0.8%	2,972	2,863	3.8%
Other Rate-Regulated Revenues(d)					80	(7)	(1,242.9)%
Total Electric Revenues					$3,052	$2,856	6.9%
Purchased Power					$1,025	$951	7.8%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	3,616	3,483	3,875	3.8%	(6.7)%
Cooling Degree-Days	391	363	241	7.7%	62.2%

Number of Electric Customers	2021	2020
Residential	3,697,515	3,680,724
Small commercial & industrial	388,877	385,857
Large commercial & industrial	1,852	1,986
Public authorities & electric railroads	4,873	4,858
Total	4,093,117	4,073,425
__________
(a)Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $5 million and $11 million for the three months ended June 30, 2021 and 2020, respectively, and $11 million and $16 million for the six months ended June 30, 2021 and 2020, respectively.
(d)Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended June 30, 2021 and 2020

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2021	2020	% Change	Weather- Normal % Change	2021	2020	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	3,116	3,143	(0.9)%	(1.9)%	$383	$377	1.6%
Small commercial & industrial	1,758	1,571	11.9%	10.8%	99	88	12.5%
Large commercial & industrial	3,475	3,181	9.2%	8.3%	59	55	7.3%
Public authorities & electric railroads	121	112	8.0%	8.2%	8	7	14.3%
Other(b)	—	—	n/a	n/a	54	55	(1.8)%
Total rate-regulated electric revenues(c)	8,470	8,007	5.8%	4.8%	603	582	3.6%
Other Rate-Regulated Revenues(d)					7	4	75.0%
Total Electric Revenues					610	586	4.1%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	5,027	6,464	(22.2)%	(9.7)%	55	70	(21.4)%
Small commercial & industrial	3,121	2,054	51.9%	76.9%	22	19	15.8%
Large commercial & industrial	2	3	(33.3)%	27.1%	—	—	n/a
Transportation	5,468	5,148	6.2%	8.6%	5	6	(16.7)%
Other(f)	—	—	n/a	n/a	1	1	—%
Total rate-regulated natural gas revenues(g)	13,618	13,669	(0.4)%	9.9%	83	96	(13.5)%
Other Rate-Regulated Revenues(d)					—	(1)	n/a
Total Natural Gas Revenues					83	95	(12.6)%
Total Electric and Natural Gas Revenues					$693	$681	1.8%
Purchased Power and Fuel					$207	$216	(4.2)%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	404	568	423	(28.9)%	(4.5)%
Cooling Degree-Days	418	376	388	11.2%	7.7%

Six Months Ended June 30, 2021 and 2020

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2021	2020	% Change	Weather- Normal % Change	2021	2020	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	6,883	6,397	7.6%	2.5%	$816	$759	7.5%
Small commercial & industrial	3,639	3,476	4.7%	1.9%	199	187	6.4%
Large commercial & industrial	6,747	6,602	2.2%	1.4%	116	108	7.4%
Public authorities & electric railroads	270	263	2.7%	2.7%	17	14	21.4%
Other(b)	—	—	n/a	n/a	106	113	(6.2)%
Total rate-regulated electric revenues(c)	17,539	16,738	4.8%	1.9%	1,254	1,181	6.2%
Other Rate-Regulated Revenues(d)					17	8	112.5%
Total Electric Revenues					1,271	1,189	6.9%
Natural Gas (in mmcfs)
Rate-Regulated Natural Gas Deliveries and Revenues(e)
Residential	25,701	23,746	8.2%	0.2%	215	220	(2.3)%
Small commercial & industrial	13,291	10,863	22.4%	10.7%	81	70	15.7%
Large commercial & industrial	9	12	(25.0)%	11.1%	—	—	N/A
Transportation	13,118	12,283	6.8%	3.6%	12	12	—%
Other(f)	—	—	n/a	n/a	3	2	50.0%
Total rate-regulated natural gas revenues(g)	52,119	46,904	11.1%	3.6%	311	304	2.3%
Other Rate-Regulated Revenues(d)					—	—	100.0%
Total Natural Gas Revenues					311	304	2.3%
Total Electric and Natural Gas Revenues					$1,582	$1,493	6.0%
Purchased Power and Fuel					$523	$499	4.8%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,706	2,557	2,840	5.8%	(4.7)%
Cooling Degree-Days	423	376	389	12.5%	8.7%

Number of Electric Customers	2021	2020	Number of Natural Gas Customers	2021	2020
Residential	1,513,456	1,501,259	Residential	494,895	489,201
Small commercial & industrial	154,842	154,016	Small commercial & industrial	44,450	44,189
Large commercial & industrial	3,108	3,096	Large commercial & industrial	6	6
Public authorities & electric railroads	10,285	10,119	Transportation	677	719
Total	1,681,691	1,668,490	Total	540,028	534,115
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million and $1 million for the three months ended June 30, 2021 and 2020, and $3 million and $3 million for the six months ended June 30, 2021 and 2020 respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling less than $1 million for both the three months ended June 30, 2021 and 2020, and $1 million and less than $1 million for the six months ended June 30, 2021 and 2020, respectively.

BGE Statistics
Three Months Ended June 30, 2021 and 2020

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2021	2020	% Change	Weather- Normal % Change	2021	2020	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	2,772	2,770	0.1%	(2.6)%	$299	$304	(1.6)%
Small commercial & industrial	627	572	9.6%	8.1%	60	51	17.6%
Large commercial & industrial	3,192	2,955	8.0%	7.2%	108	94	14.9%
Public authorities & electric railroads	49	46	6.5%	5.0%	7	7	—%
Other(b)	—	—	n/a	n/a	87	76	14.5%
Total rate-regulated electric revenues(c)	6,640	6,343	4.7%	3.0%	561	532	5.5%
Other Rate-Regulated Revenues(d)					(3)	(28)	(89.3)%
Total Electric Revenues					558	504	10.7%
Natural Gas (in mmcfs)
Rate-Regulated Natural Gas Deliveries and Revenues(e)
Residential	4,948	5,264	(6.0)%	5.6%	81	81	—%
Small commercial & industrial	1,306	1,231	6.1%	12.5%	13	12	8.3%
Large commercial & industrial	8,224	7,622	7.9%	8.8%	27	24	12.5%
Other(f)	903	377	139.5%	n/a	6	3	100.0%
Total rate-regulated natural gas revenues(g)	15,381	14,494	6.1%	8.0%	127	120	5.8%
Other Rate-Regulated Revenues(d)					(3)	(8)	(62.5)%
Total Natural Gas Revenues					124	112	10.7%
Total Electric and Natural Gas Revenues					$682	$616	10.7%
Purchased Power and Fuel					$219	$194	12.9%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	469	550	497	(14.7)%	(5.6)%
Cooling Degree-Days	300	247	260	21.5%	15.4%

Six Months Ended June 30, 2021 and 2020

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2021	2020	% Change	Weather- Normal % Change	2021	2020	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	6,310	5,888	7.2%	1.0%	$662	$644	2.8%
Small commercial & industrial	1,350	1,279	5.6%	1.3%	129	118	9.3%
Large commercial & industrial	6,300	6,077	3.7%	1.0%	213	198	7.6%
Public authorities & electric railroads	97	106	(8.5)%	(7.7)%	13	14	(7.1)%
Other(b)	—	—	n/a	n/a	165	154	7.1%
Total rate-regulated electric revenues(c)	14,057	13,350	5.3%	0.9%	1,182	1,128	4.8%
Other Rate-Regulated Revenues(d)					8	(10)	(180.0)%
Total Electric Revenues					1,190	1,118	6.4%
Natural Gas (in mmcfs)
Rate-Regulated Natural Gas Deliveries and Revenues(e)
Residential	23,399	23,873	(2.0)%	(12.0)%	297	287	3.5%
Small commercial & industrial	5,324	5,378	(1.0)%	(9.2)%	48	46	4.3%
Large commercial & industrial	22,263	20,265	9.9%	4.4%	81	76	6.6%
Other(f)	8,512	3,678	131.4%	n/a	36	13	176.9%
Total rate-regulated natural gas revenues(g)	59,498	53,194	11.9%	(5.4)%	462	422	9.5%
Other Rate-Regulated Revenues(d)					4	14	(71.4)%
Total Natural Gas Revenues					466	436	6.9%
Total Electric and Natural Gas Revenues					$1,656	$1,554	6.6%
Purchased Power and Fuel					$550	$483	13.9%

				% Change
Heating Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,666	2,429	2,884	9.8%	(7.6)%
Cooling Degree-Days	300	247	260	21.5%	15.4%

Number of Electric Customers	2021	2020	Number of Natural Gas Customers	2021	2020
Residential	1,192,135	1,185,718	Residential	647,534	643,745
Small commercial & industrial	114,682	114,118	Small commercial & industrial	38,223	38,255
Large commercial & industrial	12,528	12,416	Large commercial & industrial	6,132	6,079
Public authorities & electric railroads	267	264	Total	691,889	688,079
Total	1,319,612	1,312,516
__________
(a)Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $4 million and $3 million for the three months ended June 30, 2021 and 2020, respectively, and $6 million for both the six months ended June 30, 2021 and 2020.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $3 million and $1 million for the three months ended June 30, 2021 and 2020, respectively, and $7 million and $4 million for the six months ended June 30, 2021 and 2020, respectively.

Pepco Statistics
Three Months Ended June 30, 2021 and 2020

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2021	2020	% Change	Weather- Normal % Change	2021	2020	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	1,819	1,792	1.5%	3.7%	$223	$237	(5.9)%
Small commercial & industrial	280	247	13.4%	14.8%	32	29	10.3%
Large commercial & industrial	3,175	3,031	4.8%	5.0%	188	175	7.4%
Public authorities & electric railroads	217	149	45.6%	46.2%	10	8	25.0%
Other(b)	—	—	n/a	n/a	50	58	(13.8)%
Total rate-regulated electric revenues(c)	5,491	5,219	5.2%	6.2%	503	507	(0.8)%
Other Rate-Regulated Revenues(d)					20	(13)	(253.8)%
Total Electric Revenues					$523	$494	5.9%
Purchased Power					$133	$138	(3.6)%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	331	432	308	(23.4)%	7.5%
Cooling Degree-Days	496	450	504	10.2%	(1.6)%

Six Months Ended June 30, 2021 and 2020

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2021	2020	% Change	Weather- Normal % Change	2021	2020	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	4,038	3,738	8.0%	3.4%	$476	$472	0.8%
Small commercial & industrial	578	562	2.8%	1.2%	65	65	—%
Large commercial & industrial	6,229	6,303	(1.2)%	(1.8)%	372	363	2.5%
Public authorities & electric railroads	341	353	(3.4)%	(3.9)%	16	17	(5.9)%
Other(b)	—	—	n/a	n/a	101	119	(15.1)%
Total rate-regulated electric revenues(c)	11,186	10,956	2.1%	0.1%	1,030	1,036	(0.6)%
Other Rate-Regulated Revenues(d)					46	3	1,433.3%
Total Electric Revenues					$1,076	$1,039	3.6%
Purchased Power					$298	$303	(1.7)%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,343	2,111	2,432	11.0%	(3.7)%
Cooling Degree-Days	503	455	507	10.5%	(0.8)%

Number of Electric Customers	2021	2020
Residential	837,744	825,000
Small commercial & industrial	53,669	53,809
Large commercial & industrial	22,579	22,467
Public authorities & electric railroads	178	168
Total	914,170	901,444
__________
(a)Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million for both the three months ended June 30, 2021 and 2020, and $3 million for both the six months ended June 30, 2021 and 2020.
(d)Includes alternative revenue programs and late payment charge revenues.

DPL Statistics
Three Months Ended June 30, 2021 and 2020

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2021	2020	% Change	Weather - Normal % Change	2021	2020	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	1,131	1,142	(1.0)%	0.3%	$147	$147	—%
Small commercial & industrial	557	453	23.0%	23.4%	46	39	17.9%
Large commercial & industrial	1,066	1,053	1.2%	1.0%	22	22	—%
Public authorities & electric railroads	12	11	9.1%	13.3%	3	3	—%
Other(b)	—	—	n/a	n/a	46	51	(9.8)%
Total rate-regulated electric revenues(c)	2,766	2,659	4.0%	4.6%	264	262	0.8%
Other Rate-Regulated Revenues(d)					10	(25)	(140.0)%
Total Electric Revenues					274	237	15.6%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	713	1,168	(39.0)%	(23.5)%	12	17	(29.4)%
Small commercial & industrial	430	557	(22.8)%	(6.2)%	6	8	(25.0)%
Large commercial & industrial	393	411	(4.4)%	(4.3)%	1	1	—%
Transportation	1,470	1,472	(0.1)%	3.4%	3	3	—%
Other(g)	—	—	n/a	n/a	2	1	100.0%
Total rate-regulated natural gas revenues	3,006	3,608	(16.7)%	(6.8)%	24	30	(20.0)%
Other Rate-Regulated Revenues(f)					—	—	n/a
Total Natural Gas Revenues					24	30	(20.0)%
Total Electric and Natural Gas Revenues					$298	$267	11.6%
Purchased Power and Fuel					$108	$107	0.9%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	461	576	463	(20.0)%	(0.4)%
Cooling Degree-Days	373	318	344	17.3%	8.4%

Natural Gas Service Territory				% Change
Heating Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	480	606	490	(20.8)%	(2.0)%

Six Months Ended June 30, 2021 and 2020

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2021	2020	% Change	Weather - Normal % Change	2021	2020	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	2,651	2,453	8.1%	3.3%	$337	$308	9.4%
Small commercial & industrial	1,116	960	16.3%	14.1%	92	82	12.2%
Large commercial & industrial	1,985	2,121	(6.4)%	(7.2)%	43	45	(4.4)%
Public authorities & electric railroads	24	22	9.1%	9.6%	7	6	16.7%
Other(b)	—	—	n/a	n/a	87	105	(17.1)%
Total rate-regulated electric revenues(c)	5,776	5,556	4.0%	1.3%	566	546	3.7%
Other Rate-Regulated Revenues(d)					19	(23)	(182.6)%
Total Electric Revenues					585	523	11.9%
Natural Gas (in mmcfs)
Rate-Regulated Natural Gas Deliveries and Revenues(e)
Residential	5,107	4,815	6.1%	(2.0)%	57	57	—%
Small commercial & industrial	2,295	2,228	3.0%	(4.3)%	24	25	(4.0)%
Large commercial & industrial	853	863	(1.2)%	(1.5)%	3	2	50.0%
Transportation	3,694	3,580	3.2%	0.7%	8	7	14.3%
Other(f)	—	—	n/a	n/a	3	3	—%
Total rate-regulated natural gas revenues	11,949	11,486	4.0%	(1.6)%	95	94	1.1%
Other Rate-Regulated Revenues(d)					—	—	n/a
Total Natural Gas Revenues					95	94	1.1%
Total Electric and Natural Gas Revenues					$680	$617	10.2%
Purchased Power and Fuel					$263	$249	5.6%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,730	2,504	2,877	9.0%	(5.1)%
Cooling Degree-Days	378	320	345	18.1%	9.6%

Natural Gas Service Territory				% Change
Heating Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,838	2,609	2,987	8.8%	(5.0)%

Number of Electric Customers	2021	2020	Number of Natural Gas Customers	2021	2020
Residential	475,061	470,788	Residential	127,503	126,245
Small commercial & industrial	62,880	61,958	Small commercial & industrial	9,953	9,914
Large commercial & industrial	1,213	1,402	Large commercial & industrial	18	17
Public authorities & electric railroads	607	612	Transportation	158	159
Total	539,761	534,760	Total	137,632	136,335
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million for both the three months ended June 30, 2021 and 2020, and $4 million for both the six months ended June 30, 2021 and 2020.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended June 30, 2021 and 2020

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2021	2020	% Change	Weather - Normal % Change	2021	2020	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	975	850	14.7%	16.2%	$167	$145	15.2%
Small commercial & industrial	333	276	20.7%	22.3%	46	37	24.3%
Large commercial & industrial	761	702	8.4%	8.8%	47	43	9.3%
Public authorities & electric railroads	11	11	—%	2.0%	4	4	—%
Other(b)	—	—	n/a	n/a	43	53	(18.9)%
Total rate-regulated electric revenues(c)	2,080	1,839	13.1%	14.2%	307	282	8.9%
Other Rate-Regulated Revenues(d)					12	(26)	(146.2)%
Total Electric Revenues					$319	$256	24.6%
Purchased Power					$154	$130	18.5%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	525	613	540	(14.4)%	(2.8)%
Cooling Degree-Days	321	312	305	2.9%	5.2%

Six Months Ended June 30, 2021 and 2020

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2021	2020	% Change	Weather - Normal % Change	2021	2020	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	1,903	1,660	14.6%	11.3%	$329	$282	16.7%
Small commercial & industrial	638	570	11.9%	9.9%	85	74	14.9%
Large commercial & industrial	1,477	1,437	2.8%	2.4%	90	85	5.9%
Public authorities & electric railroads	24	24	—%	1.4%	7	7	—%
Other(b)	—	—	n/a	n/a	95	109	(12.8)%
Total rate-regulated electric revenues(c)	4,042	3,691	9.5%	7.6%	606	557	8.8%
Other Rate-Regulated Revenues(d)					23	(25)	(192.0)%
Total Electric Revenues					$629	$532	18.2%
Purchased Power					$311	$259	20.1%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,873	2,561	3,008	12.2%	(4.5)%
Cooling Degree-Days	325	312	305	4.2%	6.6%

Number of Electric Customers	2021	2020
Residential	499,436	496,668
Small commercial & industrial	61,836	61,468
Large commercial & industrial	3,243	3,327
Public authorities & electric railroads	707	687
Total	565,222	562,150
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million for both the three months ended June 30, 2021 and 2020, and $1 million for both the six months ended June 30, 2021 and 2020.
(d)Includes alternative revenue programs.

Generation Statistics

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Supply (in GWhs)
Nuclear Generation(a)
Mid-Atlantic	13,197	13,167	26,451	25,951
Midwest	23,299	23,860	46,454	47,458
New York	7,079	6,389	14,135	12,562
Total Nuclear Generation	43,575	43,416	87,040	85,971
Fossil and Renewables
Mid-Atlantic	522	707	1,185	1,560
Midwest	262	268	585	656
New York	—	1	1	2
ERCOT	2,797	3,251	5,581	6,263
Other Power Regions(b)	2,239	2,603	5,205	6,110
Total Fossil and Renewables	5,820	6,830	12,557	14,591
Purchased Power
Mid-Atlantic	3,089	3,730	7,571	9,672
Midwest	131	236	310	524
ERCOT	1,259	1,255	2,031	2,246
Other Power Regions(b)	12,356	11,303	25,189	23,469
Total Purchased Power	16,835	16,524	35,101	35,911
Total Supply/Sales by Region
Mid-Atlantic(c)	16,808	17,604	35,207	37,183
Midwest(c)	23,692	24,364	47,349	48,638
New York	7,079	6,390	14,136	12,564
ERCOT	4,056	4,506	7,612	8,509
Other Power Regions(b)	14,595	13,906	30,394	29,579
Total Supply/Sales by Region	66,230	66,770	134,698	136,473

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Outage Days(d)
Refueling	66	92	150	186
Non-refueling	7	—	10	11
Total Outage Days	73	92	160	197
__________
(a)Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).
(b)Other Power Regions includes New England, South, West, and Canada.
(c)Includes affiliate sales to PECO, BGE, Pepco, DPL, and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(d)Outage days exclude Salem.